CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form SB-2 of our report dated October 22, 1999, relating to the financial statements of East Coast Beverage Corporation, and to the reference to our Firm under the caption "Experts" in such Registration Statement.




                                                KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
February 16, 2000